UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ		08807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e)           On March 20, 2013, our Board of Directors approved the 2013 Stock Incentive Plan. The 2013 Plan provides for the issuance of equity grants in the form of options, restricted stock, stock awards and other forms of equity compensation. Awards may be made to directors, officers, employees and consultants under the 2013 Plan. An aggregate of 5,000,000 shares of our common stock is reserved for issuance under the 2013 Plan. A copy of the 2013 Plan will be filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2012.

The Board believes the 2013 Plan is in the best interests of our company and its stockholders. An aggregate of only 401,703 shares remains available under our 2006 Stock Incentive Plan. The Board believes that to incentivize management and the rest of the CorMedix team working to commercialize Neutrolin®, a sufficient number of shares of common stock is necessary. In addition, the 5,000,000 shares reserved for issuance will provide us with the ability to incentivize current and future employees, management and consultants as we expand our operations.

The 2013 Plan must be approved by the stockholders in the next 12 months. We intend to put the 2013 Plan to the stockholders for approval at the 2013 Annual Meeting of Stockholders, the date of which has not yet been determined.

As a result of the Board’s approval of the 2013 Plan, no further awards will be made under the 2006 Stock Incentive Plan prior to the 2013 Annual Meeting. In the event that the stockholders approve the 2013 Plan, we will not issue any further grants or awards under the 2006 Stock Incentive Plan. If the stockholders do not approve the 2013 Plan, we will then continue to rely on the 2006 Plan for equity incentives for employees, management and consultants.

Also on March 20, 2013, we granted non-statutory stock options covering an aggregate of 1,400,000 shares of our common stock to all CorMedix team members and our directors. For these options, the Compensation Committee and the Board of Directors, in acknowledgement of the focus required during this period in our company’s history, determined that vesting should be based primarily on performance and not simply the passage of time.  As a result, nearly all of the CorMedix team options vest only if specified performance milestones are met. The bulk of the milestones relate to the commercialization of Neutrolin®, including specific commercial and business development events, with vesting over one to three years. The director options vest over two years, but do not have performance milestones. Option grants to our executive officers and directors are as follows: Randy Milby, 500,000 shares; Antony Pfaffle, 210,000 shares; Steve Lefkowitz, 120,000 shares; Matthew Duffy, 100,000 shares; Gary Gelbfish, 50,000 shares; and Rich Cohen, 40,000 shares. If the stockholders do not approve the 2013 Plan, these options will terminate.

Also on March 20, 2013, we increased the salary of Randy Milby, our Chief Executive Officer, to $250,000 annually, effective April 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2013	CORMEDIX INC.

	By:	/s/ Randy Milby
	Name: Title	Randy Milby Chief Executive Officer